STATE OF NORTH CAROLINA

                                                                           LEASE

COUNTY OF MECKLENBURG


         THIS LEASE AGREEMENT, made and entered into this 18th day of December, 1995, by and between CTHL PROPERTIES hereinafter called "Lessor"), and Hansen Lind Meyer Inc. an Iowa corporation, (hereinafter called "Lessee");

                                   WITNESSETH:

         1. Demise of Premises. Lessor leases unto Lessee the premises (hereinafter called "Premises") located in Mecklenburg County, North Carolina, and being a portion of the real property and improvements thereon known as 2521 Lucena Street. The premises consists of approximately 10,000 square feet.

         2. Term. The term of this Lease Agreement shall be for a period of ten years, to commence on the 1st day of January, 1996 and to terminate on the 31st day of December, 2005.

         3. Rentals. Lessee shall pay rentals to Lessor at the rate of $3,500.00 per month. The first such payment shall cover the first full calendar month of the lease term and any fractional portion of the preceding month of the lease term and shall be payable in advance prior to the commencement of such term. All subsequent rental installments shall be paid on or before the first day of each calendar month.

         A late payment of two percent (2%) of the amount due will be assessed Lessee for any rent payment not received within ten (10) days of due date.

         4. Security Deposit. The Lessor acknowledges receipt of $7,000.00 paid by the Lessee as a non-interest-bearing security deposit. Upon termination of this lease by either party hereto, the Lessor will refund the said security deposit to the Lessee subject to the following adjustments thereto:

         (a)      Lessor shall deduct any rent owed to the Lessor by the Lessee;

         (b) Lessor shall deduct any funds expended by the Lessor during the period of occupancy by the Lessee or after the termination of the Lessee's occupancy to place or maintain the Premises in the condition it was in at the initial date of occupancy by the Lessee, ordinary wear and tear expected.

         (c) If the Lessee fails to occupy the premises for the full term of the lease, the deposit

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will be forfeited in full.

         5. Use of Premises. Lessee will use the Premises for Office/Warehouse. Lessee agrees that the Premises will be used for no other purpose without Lessor's consent in writing.

         6. Acceptance of Premises. Lessee acknowledges that the act of taking possession to the Premises shall constitute acceptance thereof and conclusive evidence that Lessee has inspected and examined the entire Premises and utility installations and that the same were, and are, in good and satisfactory condition.

         7. Assignment or Subletting. Lessee shall not have the right to assign the within Lease or to sublet the Premises, in whole or in part, without the prior written consent of Lessor which will not be unreasonably withheld. Passage of control of any Lessee which is a corporation to parties other than those who presently control Lessee shall constitute an assignment of this Lease. However, so long as Lessee's current shareholders in the aggregate hold a majority of Lessee's voting stock, as assignment shall not be deemed to occur under the preceding sentence.

         8. Compliance with Legal Requirements. Lessee shall comply with all legal requirements of any governmental or quasi-governmental body including City, County, State or Federal boards having jurisdiction thereof, respecting any operation conducted or any equipment, installations, or other property placed upon, in, or about the Premises. Lessee shall neither create nor permit the creation of any nuisance upon, in, or about the Premises, and Lessee shall not make any offensive use thereof.

         9. Fire and Casualty Insurance. Lessor shall carry at Lessee's expense fire insurance with extended coverage insuring Lessor against loss or damage to the buildings or other improvements located on the Premises. Lessee's expense shall be pro-rated to be 50 percent of the annual premium for this insurance coverage. Lessee, at Lessee's own expense shall be responsible for procuring any insurance coverage Lessee desires insuring Lessee against loss or damage to Lessee's furnishings, fixtures, inventory, equipment, and other property situated or placed upon, in, or about the Premises with companies and in amounts acceptable to Lessor.

         10. Taxes and Assessments. Lessee shall pay all city, county or other ad valorem taxes or assessments levied upon the real property. The Lessee's pro-rated share for this tax property shall be 50 percent of the annual tax bill. Lessee shall pay any ad valorem taxes or assessments levied upon Lessee's personal property installed or located on the premises.

         11. Utilities. Lessee at its expense shall provide all utilities.

         12. Additions, Alterations, Changes, and Improvements. Lessee shall not make and shall not have the right to make any alterations, changes or improvements, structural or otherwise, in or to the Premises without Lessor's prior written consent, which will not be unreasonably withheld, provided that if such consent is given, all such alterations, changes and improvements shall be promptly made in a workmanlike manner, be promptly paid for allowing no liens to

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attach either to the Premises or to Lessee's interest therein and shall become the property of Lessor at the termination of this Lease Agreement. Lessor shall have the right to require Lessee to provide such assurances as Lessor shall reasonably require (such as bonds, escrows, etc.) to protect Lessor against unpaid work

         13. Repairs. Lessor, at its own expense, shall repair, maintain, and replace as necessary the exterior and structural portions of the Premises (including without limitation foundation, building floors and supporting walls). Lessee agrees that it will be responsible for all interior maintenance to the Premises, including the mechanical, plumbing, heating, air conditioning, ventilating and electrical equipment and systems, and all other fixtures and grounds maintenance, and the roof. All repairs shall be performed in a prompt, workmanlike manner, and no liens shall be allowed to attach either to the Premises or lessee's interest therein.

         14. Safe and Sanitary Condition. Lessee shall not permit, allow, or cause any act or deed to be performed upon, in, or about the Premises which shall cause or be likely to cause injury to any person or to the Premises, the building or improvements located thereon, or to any adjoining property. Lessee shall at all times keep the Premises in a neat and orderly condition and keep the Premises and the entryways, parking areas, sidewalks, and delivery areas (if any) adjoining the Premises clean and free from rubbish, dirt, snow, standing water and ice.

         15. Trade Fixtures. Lessee shall be permitted to install trade fixtures on the Premises. In addition, Lessee shall be permitted to remove said trade fixtures from the Premises upon the termination of this Lease Agreement, provided that if Lessee does so remove such trade fixtures, Lessee shall return the Premises to the same condition as existed at the time of original entry, ordinary wear and tear expected. This provision is not intended to allow Lessee to remove approved improvements made by Lessee to the premises. All such improvements belong to Lessor at the termination hereof and shall not be removed nor damaged by Lessee's removal of trade fixtures. If Lessee does not remove the trade fixtures at termination, Lessor shall have the option either to declare such fixtures abandoned and Lessor the owner thereof or to demand Lessee remove same at Lessee's expense, returning the Premises to the condition required herein.

         16. Lessor Not Liable for Damages or Injuries. Lessor shall not be responsible to Lessee or to any other person, firm, partnership, association, or corporation for damages or injuries by virtue of or arising out of busted water pipes, leaks from sprinkler or air conditioning systems, leaks from the roof, or by virtue of earthquakes, riots, windstorms, overflow of water from surface drainage, rains, water, fire, or by the elements or acts of God or by the neglect of any person, firm, partnership, association, or corporation, except that Lessor shall be responsible for, and shall indemnify Lessee from and against any such damages or injuries caused by acts or omissions of Lessor or Lessor's agents. Lessee shall indemnify and hold Lessor harmless from any and all claims for damages to person or property to the full extent permitted by law, except to the extent such damages are caused by acts or omissions of Lessor or Lessor's agents.

         17. Indemnification and Liability Insurance. Lessee covenants to indemnify and hold Lessor harmless from the claims of any and all persons, firms, partnerships, associations and

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corporations for personal injury or damage to property or both arising out of or in connection with Lessee's use and/or occupancy of the Premises. In addition, Lessee shall carry public liability insurance in the minimum amount of $500,000.00 for death or bodily injury to one person and $1,000,000.00 for death or injury to two or more persons plus $100,000.00 property damage per occurrence, and Lessee shall deliver to Lessor memorandum policies of such coverage with companies satisfactory to Lessor and naming Lessor as additional insured therein, prior to the time of taking possession of the Premises.

         18. Fire or Casualty. If the Premises shall be partially or completely damaged or destroyed by fire or other casualty, Lessor or Lessee shall have the right to terminate this Lease Agreement, if the damage cannot be reasonably repaired within a period of one hundred twenty (120) days to substantially the same condition as the same shall have enjoyed prior to such damage. Such right of termination must be exercised within 30 days of damage occurrence. If said option to terminate is not exercised by either party, Lessee shall, as soon as reasonably possible, effect the required repairs and reconstruction of the Premises to place them in substantially the same condition as existed immediately prior to such damage or destruction but during such time as said repairs or reconstruction are being made, the rentals hereinabove provided shall not abate.

         19. Waiver of Subrogation. Neither Lessee nor anyone claiming by, through, under, or in Lessee's behalf shall have any claim, right of action, or right of subrogation against the Lessor for or based upon any loss or damage caused by fire, explosion, or other casualty (not limited to the foregoing) relating to the Premises or to any property upon, in, or about the Premises whether such fire, explosion, or other casualty shall arise from the negligence of Lessor, its agents, representatives or employees, or otherwise.

         20. Condemnation. In the event that the whole or any part of the Premises shall be taken (or transfer is made under threat of condemnation) by any authority under the power of eminent domain, Lessor shall have the option to terminate this Lease Agreement, but notwithstanding whether Lessor exercises such option, the Term hereof shall terminate as to the part of the Premises taken, effective as of the date of possession thereof shall be required to be delivered pursuant to the final order, judgment, or decree entered in the exercise of such power. All damages or awards for any taking of the Premises or part thereof or of Lessee's interest therein or in this Lease or in any leasehold improvements or fixtures shall be payable in full to Lessor and shall be the property of Lessor. Interest therein shall be negotiated with the Lessee.

         21. Subordination to Mortgages. This Lease Agreement and the rights of Lessee are subordinate to and shall be subordinate to the lien of any mortgage or deed of trust (hereinafter called "Mortgage"), whether such Mortgage is currently a lien on the Premises or hereafter becomes a lien on the Premises and no further agreements or documents shall be required to render this Lease and the Lessee's rights subordinate to such Mortgage. At Lessee's request and at Lessee's expense, Lessor shall endeavor to obtain for Lessee a non-disturbance agreement in recordable form providing in substance that Lessee's tenancy shall not be disturbed nor affected by any default under the Mortgage provided the Lessee is not in default under any of the terms,

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conditions and covenants hereof. Lessee shall at all times upon request of
Lessor promptly furnish documents stating that this Lease is in full force and effect, that no defaults of the Lessor exists, and such other matters as are customarily contained in what is known as an "estoppel letter" or a "good-standing letter". Should Lessee fail to deliver such documents within 10 days of Lessor's request therefor, Lessor shall be deemed Lessee's attorney in fact for the purpose of executing such documents in the name of Lessee.

         22. Inspection. Lessor shall have the right at all reasonable times to enter and inspect the Premises.

         23. Condition of Premises Upon Termination. Upon the termination of this Lease Agreement, Lessee shall return the Premises to Lessor substantially in the same condition as received, ordinary wear and tear and approved improvements excepted.

         24. Holding Over. In the event Lessee remains in possession after the expiration of the Term without the execution of a new lease, Lessee shall not acquire any right title, or interest in or to the Premises. In such event, Lessee shall occupy the Premises as a tenant from month-to-month at double the then current rent and shall otherwise be subject to all of the conditions, provisions, and obligations of this Lease Agreement insofar as the same shall be applicable.

         25. Default.

         (a) Any one and all of the following events shall constitute an Event of Default:

                   (i) if Lessee files a petition in bankruptcy or insolvency or for reorga nizatio n under any bankru ptcy act or voluntarily takes advant age of any such act or makes an assign ment for the benefit of creditors;

                   (ii) if voluntary proceedings under any bankruptcy law, insolvency, receivership action shall be instituted against Lessee, or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee and such proceedings are not dismissed or the receivership or trusteeship vacated, within ten (10) days after the institution or appointment;

                   (iii) if Lessee fails to pay any sum due from it in strict accordance with the provisions of this Lease and does not make the payment within ten (10) days after written notice thereof. For the purpose hereof, all sums due from Lessee shall constitute rentals whether denominated as rentals or otherwise elsewhere herein;


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                   (iv)  if Lessee fails to fully perform and comply with each and every condition and covenant of this Lease Agreement, and such failure of performance continues for a period of ten (10) days after notice thereof;

                   (v)   if Lessee vacates or abandons the Premises;

                   (vi) if the interest of Lessee is transferred, levied upon, or assigned to any other person, firm, or corporation, whether voluntarily or involuntarily, except as herein permitted;

                   (vii) if Lessor, in any three months of any lease year, gives any notice to Lessee pursuant to subparagraphs (iii) or
                         (iv) above, notwithstanding Lessee's cure of default within the allowable period or periods.

         (b) Upon the occurrence of any Event of Default as set forth above, Lessor shall have the right, at its option, to utilize any one or more of the following rights:


                   (i) to cancel and terminate this Lease Agreement and all interest of the Lessee hereunder by giving notice of such cancellation and termination not less than ten
                         (10) days prior to the effective date of such termination. Upon the expiration of said ten (10) day period the Lessee shall have no other rights under this Lease Agreement (but such cancellation shall not serve to release or discharge the damages Lessee owes ro Lessor); and/or

                   (ii) to make any payment required of Lessee herein or correct any condition required to be corrected by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting any such condition and to remain on the Premises until the complete correction of such condition. However, no expenditure by Lessor on behalf of Lessee shall be deemed to waive or release Lessee's breach hereof and Lessor shall retain all rights to proceed against Lessee as set forth herein; and/or

                   (iii) to re-enter the Premises immediately with or without order of court and without being guilty of trespass remove the property and personnel of Lessee and store such property in a public warehouse or such other location selected by Lessor, all at the expense of Lessee. However, the right of re-entry shall accrue after the Lessee has provided a 10-day notice to cure the default via certified mail. After such re-entry, Lessor shall have the right to terminate this


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                         Lease Agreement by giving ten (10) days notice of
                         termination to Lessee, but without such notice, the re-entry by Lessor shall not terminate this Lease Agreement. On termination, Lessor may recover from Lessee all damages resulting from Lessee's breach, including the cost of recovery of the Premises and placing them in satisfactory condition, the value of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the Term, all of which sums shall be immediately payable to Lessor from Lessee; and/or

                   (iv) to relet the Premises or any part thereof for any term, with or without terminating the Lease, and at such rentals and on such other terms as Lessor may elect, including the right to grant free rental, and to alter and repair the Premises as Lessor deems necessary. Should Lessor relet the Premises, Lessee shall pay all expenses of reletting, including broker's or finders' fees and such reasonable attorneys' fees as Lessor may incur. Lessor shall apply the rent received from reletting in the following order: (1) to expenses of reletting; (2) to sums due from Lessee other than sums denominated in Section 3 above as rentals; and (3) to sums denominated as rental in Section 3 above previously due; and (4) to sums which were to become due in the future; and/or

                   (v)   to accelerate the rentals with or without entry; and/or

                   (vi) all other rights and remedies provided by law to a Lessor with a defaulting lessee, including all such money damages as Lessor shall be entitled pursuant to the law of damages.

         (c) In the event of any conflict between any of the provisions hereof regarding the amount of time that must elapse after notice before the same constitutes an Event of Default whereby Lessor may exercise its rights pursuant to Section 25(b), the provisions establishing the least amount of time after notice shall prevail.

         (d) Upon any breach hereof, regardless of whether such breach is, or becomes, an Event of Default, Lessor shall be reimbursed by Lessee for any reasonable attorney's fees incurred by Lessor in connection with such breach.

         26. Waiver. No failure by Lessor to exercise any rights hereunder to which Lessor may be entitled shall be deemed a waiver of Lessor's right to subsequently exercise same. Lessee shall gain no rights nor become vested with any power to remain in default under the terms hereof by

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virtue of Lessor's failure to timely assert these rights. No acceleration of rentals, regardless of how often occurring, which Lessor chooses to ignore by thereafter accepting rental or other performance by Lessee shall constitute a waiver of the right to thereafter accelerate rentals.

         27. Law Applicable. This Lease is entered into in North Carolina and shall be construed under the laws, statutes, and ordinances of such jurisdiction.

         28. Severability. The provisions hereof are independent covenants and should any provision or provisions contained in this Lease be declared by a court or other tribunal of competent jurisdiction to be void, unenforceable, or illegal, then such provision or provisions shall be severable and the remaining provisions hereof shall remain at Lessor's option in full force and effect.

         29. Stamp Tax or Sales Tax on Lease. Should a governmental authority having jurisdiction over the Premises declare or otherwise assess any tax or leases or leaseholds, whether designated as a stamp tax, sales tax, or otherwise, then in any such events, all taxes so declared or charged shall be the obligation of the Lessee and shall be paid by Lessee to such authority or shall be promptly paid to Lessor in reimbursement and as additional rental.

         30. Easements, Restrictions, and Rights-of-Way. The Premises are demised subject to all easements, restrictions, and rights-of-way legally affecting the Premises.

         31. Binding Effect and Complete Terms. The terms, covenants, conditions, and agreements herein contained shall be binding upon and inure to the benefit of and shall be enforceable by Lessor and Lessee and by their respective heirs, successors and assigns. All negotiations and agreements of Lessor and Lessee are merged herein. No modification hereof or other purported agreement of the parties shall be enforceable unless the same is in writing and signed by the Lessor and Lessee.

         32. Notices and Written Consents. All notices and written consents required under this Lease shall be in writing and shall only be deemed properly served if mailed by certified United States Mail, postage prepaid return receipt requested, addressed to the party to whom directed at the following address or at such other address as may be from time to time designated in writing:

To Lessor:        Jane D. Harris, Partner
                  CTHL PROPERTIES
                  Post Office Box 11628
                  Charlotte, NC 28220

To Lessee:        Hansen Lind Meyer Inc.
                  121West Trade Street
                  Suite 2950
                  Charlotte, NC 28202


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Notices shall be deemed served upon mailing.

         33. Rental Payments. All rental payments, unless otherwise designated in writing, shall be made to Lessor at the above address.

         34. Lessor's Performance of Lessee's Covenants. Should Lessee, after seven (7) days notice from the Lessor, fail to do any of the things required to be done by it under the provisions of this Lease, Lessor, in addition to any and all other rights and remedies, may (but shall not be required to) do the same or cause the same to be done; and the reasonable amount of any money expended by Lessor in connection therewith shall constitute additional rental due from Lessee to Lessor and shall be payable as rental on the date for payment of rentals immediately following such expenditure.

         35. Covenant of Title and Quiet Environment. Lessor covenants and warrants to Lessee that Lessor has full right and lawful authority to enter into this lease for the Term hereof and that provided Lessee is not in default hereunder, Lessee's quiet and peaceable enjoyment of the Premises shall not be disturbed by anyone claiming through Lessor.

         36. Lessor's Liability. Notwithstanding anything to the contrary herein, Lessee agrees that it shall look solely to Lessor's interest in the Premises and to any liability insurance coverage maintained by Lessor for the collection or satisfaction of any judgment or other judicial process requiring the payment of money by Lessor for any breach or default by Lessor of any of its obligations under this Lease. No other assets of Lessor shall be subject to levy, execution or other judicial process for the satisfaction of Lessee's claim.

         37. Interest. Any sums due to be paid by Lessee to or for the benefit of Lessor which are not paid when due shall bear interest from the due date of the date of payment at the highest rate allowed by law or if no such rate is numerically defined, then at the rate of eighteen percent (18%) per annum.

         38. Construction. This Lease shall not be construed more strictly against either party regardless of which party is responsible for the preparation of the same.

         39. Memorandum. Promptly upon the request of either party, a memorandum of this Lease shall be executed and recorded.





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         IN WITNESS WHEREOF, Lessor and Lessee have signed and sealed this Lease
Agreement, the day and year first above written.

                                LESSOR:

                                Jane D. Harris, Partner
                                CTHL PROPERTIES
                                Post Office Box 11628
                                Charlotte, NC 28220

                                /s/ Jane D. Harris                       (SEAL)
                                --------------------------------------

                                LESSEE:

                                Hansen Lind Meyer Inc.
                                121 West trade Street
                                Suite 2950
                                Charlotte, NC 28202

                                /s/ Vernon B. Brannon                    (SEAL)
                                --------------------------------------

                                WITNESS:


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                                WITNESS:


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